Exhibit 99.1

MEDL Mobile Acquires Inedible Software

Acquisition of Inedible's Motion Toy Apps and Related Technologies Expands MEDL Mobile's Apps Library as Well as Development, Advertising and Recommendation Engine Capabilities

FOUNTAIN VALLEY, Calif., Feb. 28, 2012 (GLOBE NEWSWIRE) -- MEDL Mobile, Inc. (OTCBB:MEDL), an incubator and aggregator of mobile technology, announced today that it has acquired Inedible Software, a leading developer of mobile apps and related mobile app technologies. With this transaction, MEDL Mobile will expand its apps offering with Inedible's highly successful motion toy apps that have garnered nearly 13 million downloads and been featured by Apple and prominent tech blogs. MEDL Mobile will also complement its apps development efforts by leveraging Inedible Software's innovative iOS and Android technologies such as algorithms that detect various motions a user can make with a mobile device.

Inedible Software was formed in January 2009 and has developed a portfolio of popular apps that mostly center around creative and original uses of the iPhone's accelerometer (which detects the user's motions). Some of Inedible's most popular apps include Air Guitar, which detects strumming and whammying; POW, which detects punching motions; and Shotgun Free/Pro, which detects cocking and firing motions.

MEDL Mobile will also integrate Inedible's 10-network advertising platform which permits country, OS-version and app-version targeting, and its patent-pending advertising technology that allows non-complicit detection of other apps on an iOS device, with possible applications including superior targeting, optimization and conversion tracking for an ad network or offer provider. In addition to supporting MEDL's advertising efforts, these technologies' advanced detection and targeting elements will be used to enhance MEDL Mobile's "Mobile Brain" recommendation engine. The patent-pending "Mobile Brain" technology solves the app discovery problem for overwhelmed users by building a "mobile lifestyle" profile for each user which grows smarter with every use, and works seamlessly without users having to do anything. A beta version of the "Mobile Brain" is already currently running behind several of MEDL's apps.

"The products and technologies of Inedible Software, a company we admire for both its innovative spirit and proven market success, are in perfect alignment with our efforts," said Andrew Maltin, co-founder and CEO of MEDL Mobile. "In addition to expanding our apps offering and development capabilities via the motion toy apps and technology, utilizing Inedible's leading-edge advertising technologies will create an even more powerful recommendation engine for our users, making the apps discovery process that much easier."

About MEDL Mobile
MEDL Mobile Inc., an early leader in the emerging mobile applications software market, is engaged in the monetization of mobile apps through four primary revenue generating platforms: (i) development of customized apps for third parties to monetize their particular intellectual property, persona or brand, (ii) incubation of apps in partnership with third parties and from a library of more than 85,000 original apps concept submissions, (iii) sale of advertising and sponsorship opportunities directly to brands and (iv) acquisition of apps from other developers and use of a proprietary application programming interface, or API, to make Apps recommendations for our user base.

Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about MEDL Mobile's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Potential risks and uncertainties include but are not limited to the ability to integrate Inedible Software apps and platform into MEDL's product offering, the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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For more information about MEDL Mobile, please visit http://www.medlmobile.com.

CONTACT: Media Contact:
         Christopher ScuroMEDL MobileChris.Scuro@MEDLMobile.com
         714-617-1991 ex.4211

Source: MEDL Mobile Holdings Inc.